Filed pursuant to
Rule 424(b)(3)
333-208664

SUPPLEMENT DATED JULY 1, 2016

TO THE CONTRACT PROSPECTUSES LISTED BELOW

The following information supplements, and to the extent inconsistent therewith, replaces the information in the prospectuses. Please retain this supplement for future reference.

On July 1, 2016, MetLife, Inc. completed the sale of its affiliated broker-dealer, MetLife Securities, Inc., a selling firm described in your prospectus.

As a result of the transaction, please note the following:

MetLife Securities, Inc. is no longer an affiliate of the insurance company that issues your contract. All references in your prospectus to MetLife Securities, Inc. being an affiliate of the insurance company that issues your contract are deleted.

Supplement to the following contract prospectuses listed by insurance company:

Metropolitan Life Insurance Company

MetLife Shield Level SelectorSM

MetLife Shield Level SelectorSM 3-Year

MetLife Insurance Company USA

MetLife Shield Level SelectorSM

MetLife Shield Level SelectorSM 3-Year

THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE

SUPP-MSISLS-0716